Exhibit 10(d)

		 SUPPLEMENTAL BENEFIT AGREEMENT

THIS AGREEMENT, made and entered into effective as of the 1st day of January, 1999, between Bangor Hydro-Electric Company (hereinafter referred to as the "Company"), a Corporation organized and existing under the laws of the State of Maine, and _____________ (hereinafter referred to as the "Executive").

WHEREAS, the Executive has been employed by the Company since
_____________ in the capacity of __________________________________ and since
______ in other executive capacities; and

WHEREAS, the Executive has performed the Executive's duties in a capable and efficient manner, resulting in substantial contributions to the growth and progress of the Company; and

WHEREAS, the Company desires to continue to retain the services of the Executive, and realizes that if the Executive were to leave the Company it could suffer a substantial financial loss; and

WHEREAS, the Executive is more likely to continue in the employ of the Company if the Company will agree to pay to the Executive or the Executive's designees certain benefits in accordance with the provisions and conditions hereinafter set forth;

NOW, THEREFORE, for value received and in consideration of the mutual covenants contained herein, the parties covenant and agree as follows:

			      ARTICLE 1

		   BENEFITS ON DEATH OR RETIREMENT

A. If the termination of the Executive's employment with the Company first occurs on or after the Executive's 55th birthday, the Executive shall be entitled to receive from the Company an annual retirement benefit in an amount determined in accordance with this Paragraph A.

1. The Executive shall be entitled to an annual benefit payable for the remainder of his life with a survivor annuity payable to his spouse (if any) equal to fifty percent (50%) of the Executive's annual benefit. Subject to the offset described in subparagraph 2, below, the annual benefit payable during the Executive's life shall be equal to the following percentage of his Average Total Compensation, based on the Executive's age as of the date he terminates employment with the
Company:

Age at termination of employment    Percentage of Average Total Compensation
	     55                                  50%
	     56                                  53%
	     57                                  57%
	     58                                  60%
	     59                                  64%
	     60                                  68%
	     61                                  72%
	     62 or older                         75%

2. The annual benefit payable to the Executive during his life, determined in accordance with subparagraph 1, above, shall be reduced by the amount of the benefit payable to the Executive from the Company's qualified defined benefit pension plan. The amount of this reduction shall be determined as if the Executive were commencing his qualified plan benefit in the form of a single life annuity at the same time he is commencing his supplemental benefit under this Agreement.

3. For purposes of this Agreement, "Average Total Compensation" shall mean the average of the total annual compensation actually paid by the Company to the Executive during the three (3) consecutive calendar years in which the Executive's total compensation from the Company was the highest. For this purpose, "total compensation" shall mean the Executive's base salary plus any bonuses earned for the year in question pursuant to Company short-term or long-term bonus incentive programs.

B. If the Executive is not married at the time his benefit is scheduled to commence under this Agreement, his benefit shall be paid in the form of a single life annuity. The annual benefit shall be the actuarial equivalent of the amount determined in accordance with Paragraph A.

C. If the Executive is married at the time his benefit is scheduled to commence under this Agreement, his benefit shall be paid in the form of a joint and survivor annuity that is determined in accordance with Paragraph A. Such joint and survivor annuity shall provide for an annual benefit payable during the life of the Executive, with an annual benefit payable to his surviving spouse after the Executive's death equal to 50% of the annual benefit payable to the Executive. Notwithstanding the foregoing, the Executive shall be permitted to elect to receive his benefit in the form of a 100% joint and survivor annuity or a single life annuity (with no survivor benefit) that is the actuarial equivalent of the amount determined in accordance with Paragraph A.

D. The annual benefit payable to the Executive or his surviving spouse under this Agreement shall be paid in twelve (12) equal monthly installments beginning on the first day of the first month following the date of termination of the Executive's employment, and on the first day of each month thereafter.

E. The determination of any actuarial equivalent forms of benefit payment under this Agreement shall be made using the actuarial assumptions used for such purposes under the Company's qualified defined benefit pension plan at the time of such determination.

F. If the termination of the Executive's employment with the Company first occurs before he has reached his 55th birthday, the Executive shall not be entitled to receive any benefits under this Agreement. Notwithstanding the foregoing, if a Change in Control of the Company has occurred prior to the Executive's termination of employment, the Executive shall have a fully vested and nonforfeitable right to receive the benefit under this Agreement commencing on or after his attainment of age 55, at the time and in the manner otherwise specified in this Agreement. Solely for purposes of calculating the amount of the Executive's annual benefit under subparagraph 1 of Paragraph A, if the Executive is less than 55 years of age at the time of his termination of employment following a Change in Control of the Company, the Executive shall be treated as having attained age 55 immediately prior to his termination of employment. For purposes of this Agreement, "Change in Control of the Company" shall mean the occurrence of one of the following events:

1. Approval by the stockholders of the Company of a reorganization, merger, consolidation (in each case with respect to which such stockholders do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company's then-outstanding voting securities) or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

2. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act")), other than the Company or any person who on the date hereof is a director or office of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

3. During any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

G. If the Executive dies after his 55th birthday but while employed by the Company and while this Agreement is in effect, his surviving spouse (if any) shall receive an annual survivor annuity benefit equal to the annual benefit the spouse would have received had the Executive elected a 100% joint and survivor annuity form of benefit and retired on the day prior to his death.

H. The Executive shall file with the Company, in writing on a form acceptable to the Company, a designation of his spouse for purposes of the survivor benefits described in Paragraph A, C and G, as well as any election of an optional form of benefit permitted by this Agreement.

			     ARTICLE II

		      TERMINATION OF THE AGREEMENT

Notwithstanding anything in Article I to the contrary, this Agreement may be terminated, and in such event the Company shall have no further obligations under this Agreement, upon a majority vote of the Board of Directors of the Company if the Executive ceases to be employed by the Company in his present capacity. Absent such a vote by the Board of Directors, this Agreement shall remain in full force and effect so long as the Executive continues to be employed by the Company. Notwithstanding the foregoing, following the occurrence of a Change in Control of the Company (as defined in Paragraph F of Article I), this Agreement shall not be terminated without the express written consent of the Executive.


			  ARTICLE III

		    MISCELLANEOUS PROVISIONS

A. This Agreement may be altered, amended or revoked by a written instrument signed by the Company and the Executive. This Agreement represents the entire Agreement of the parties, and supercedes all prior agreements of the parties, with respect to the subject matter hereof.

B. This Agreement shall be governed by the laws of the State of Maine.

C. It is agreed that neither the Executive nor the Executive's spouse shall have any right to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder without the written consent of the Company. Such payments and the right thereto are expressly declared to be non-assignable and non-transferable.

D. Except as provided in Paragraph A of this Article III, the benefits under this Agreement shall be independent of, and in addition to, any other agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Company to the Executive, whether as salary, bonus or otherwise. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Company to discharge the Executive, or restrict the right of the Executive to terminate the Executive's employment.

E. The rights of the Executive under this Agreement and of any spouse of the Executive shall be solely those of an unsecured creditor of the Company. Any insurance policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder shall not be deemed to be held under any trust for the benefit of the Executive or the Executive's spouse or to be security for the performance of the obligations of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company.

F. The benefits under this Agreement will be paid by the Company from its general assets. To cover all or part of its potential liabilities under the Plan, the Company may, but need not, purchase life insurance policies on the life of the Executive, but the Executive shall not have any preferred claim against the policies or any beneficial ownership in the policies under this Agreement. The Company makes no representation that it will use any life insurance policies acquired by it and insuring the life of the Executive only to provide benefits under this Agreement or that any such policies shall, in any way, represent security for the payment of the benefits provided for in this Agreement. The Executive's right to a benefit under this Agreement shall not, except as may be provided below, be limited or governed in any way by the amount of insurance proceeds received by the Company.

G. The Executive agrees to take whatever actions may be necessary to enable the Company to timely apply for and acquire insurance on the life of the Executive and to fulfill the requirements of the insurance company relative to the issuance thereof.

H. If the Executive is required by this Agreement to submit information to an insurance company and if the Executive has made a material misrepresentation in an application for any insurance that is used by the Company to cover any part of its liabilities to the Executive under this Agreement, and if as a result of that material misrepresentation the insurance company is not required to pay all or any part of the benefit provided under that insurance, the Executive's right to a benefit under this Agreement shall be reduced by the amount of the benefit that is not paid by the insurance company because of such material misrepresentation.

I. Notwithstanding any provision in this Agreement to the contrary, prior to the effective time of any Change in Control of the Company (as defined in Paragraph F of Article I), the Company shall cause to be established an irrevocable "rabbi trust" for the purpose of funding the benefits provided under this Agreement. The trustee of such trust shall be a bank, trust company or other financial institution with experience in such matters. The trust shall comply with the requirements of the Internal Revenue Service for ensuring that the Executive and his spouse are not taxed on any amounts contributed to the trust until and to the extent they receive a distribution of benefits from such trust. Immediately prior to the effective time of the Change in Control of the Company, the Company shall contribute to the trust an amount of cash or other assets having a fair market value equal to the present value (determined on a lump sum actuarial equivalent basis) of the annual benefit payable to the Executive and his spouse under this Agreement. On or prior to the January 31st following each calendar year that ends after the Change in Control of the Company, the Company or its successor shall cause to be determined, as of December 31st for the year then ended, the fair market value of the trust assets and the present value (determined on a lump sum actuarial equivalent basis) of the annual benefit payable to the Executive and his spouse under this Agreement, and shall make such additional contributions to the trust as are necessary to cause the fair market value of the trust assets to equal or exceed such present value of the Executive's and his spouse's benefit. All asset valuations and present value determinations required by this Paragraph I shall be made by the independent actuarial or accounting firm that the Company uses to value its qualified defined benefit pension plan. The Company may elect to establish one "rabbi trust" to fund the benefits under this Agreement and similar agreements with other executive officers of the Company, in which case the funding obligations under this Paragraph I shall be determined on an aggregate basis for all such executives.

J. The Company agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization agrees to assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence without having made adequate provisions for the fulfilling of its obligations hereunder.

	IN WITNESS WHEREOF, the said Company has caused this Agreement to be signed in its corporate name by its duly authorized officer, and impressed with its corporate seal, and the said Executive has hereto set his hand, all as of the day and year first written above.


						BANGOR HYDRO-ELECTRIC COMPANY



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